Exhibit 10.2
FACEBOOK, INC.
2012 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the Facebook, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).
Name:
Address:
You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”).
Number of RSUs:
Date of Grant:
Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, the RSUs will vest in accordance with the following schedule:

By accepting (whether in writing, electronically or otherwise) the RSUs, and as a condition to and in consideration of the grant, vesting, and settlement of the RSUs, Participant acknowledges and agrees to the following:
Participant agrees and acknowledges that in the event Participant’s service status with the Company (or a Subsidiary or affiliate, as the case by may be) changes: (i) the Vesting Schedule may change prospectively, or (ii) a portion of the award may be subject to forfeiture. Any such changes or forfeiture will occur in accordance with Company policies including but not limited to policies relating to full- or part-time status, leaves of absence, work schedules, and vesting of awards.

Participant understands that Participant’s employment or consulting relationship or service with the Company (or a Subsidiary or affiliate, as the case may be) is for an unspecified duration, can be terminated at any time in accordance with the applicable law (which may include “at-will” employment) and that nothing in this Notice, the RSU Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company (or a Subsidiary or affiliate, as the case may be). By receiving the RSUs, Shares, or otherwise any benefit relating to the

RSUs, Participant also acknowledges that this Notice is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference, Participant has read both the RSU Agreement and the Plan, and Participant consents to the electronic delivery as set forth in the RSU Agreement.

Finally, please note that the RSU Agreements includes the Country-Specific Addendum, which provides additional notices, disclaimers, and/or terms and conditions that apply to employees in the countries listed. Participant understands and agrees that if Participant works, resides, moves to, or otherwise is or becomes subject to applicable laws or Company policies of any such jurisdictions at any time, such country-specific notices, disclaimers and/or terms and conditions will apply to Participant, unless otherwise determined by the Company in its sole discretion. In particular, any elections or special provisions for such country (including but not limited to provisions for certain tax treatment; social contributions, e.g., the pass-through of employer National Insurance Contributions in the United Kingdom; potential or mandatory forfeiture of grants in certain circumstances or countries, e.g., Israel or China; and applicable holding periods, sale restrictions, or processing of proceeds) may apply to Participant’s RSUs or Shares as from the date of grant, even if Participant was not subject to such country laws or policies at the time of grant. However, because applicable laws and policies are subject to change, the Country-Specific Addendum is not exhaustive. As provided for in the RSU Agreement, the Company also retains the right to impose other requirements in relation to Participant’s participation in the Plan to the extent necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan or this Agreement and to require Participant to sign any additional agreements or undertakings that may be necessary or advisable to accomplish the foregoing.

If Participant does not wish to accept the RSUs and the terms and conditions of the RSU Agreement and the Plan, Participant should notify peeps@fb.com anytime prior to 14 calendar days before the first vesting event.   In this case, the RSU award will be cancelled and no benefits from the RSU award nor any compensation or benefits in lieu of the RSU award will be provided to Participant.

FACEBOOK, INC.
2012 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Facebook, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).
Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement (including any and all exhibits and addenda thereto).
1.Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares.
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.
3.    Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4.    Non-Transferability of RSUs. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or unless otherwise permitted by the Committee on a case-by-case basis.
5.    Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Company shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination for purposes of the Plan. For the avoidance of doubt, it is noted that, except as may be agreed to in the sole discretion of the Company, if Participant is Terminated by his/her employer for any reason or if Participant’s Termination is due to his/her voluntary resignation, all unvested RSUs shall be forfeited as of the date on which Participant is no longer actively providing services, and no vesting shall continue during any notice period that may be mandated in relation to his Termination, whether specified under contract or applicable law, including any “garden leave” or similar period.
6.    Withholding Taxes. Prior to the settlement of Participant’s RSUs and as a condition to and in consideration of the grant, vesting, and settlement of the RSUs, Participant shall pay or make adequate arrangements satisfactory to the Company (and any Subsidiary or affiliate) to satisfy all withholding obligations of the Company (and any Subsidiary or affiliate) and any other amounts in relation to the RSUs, including any applicable taxes, social contributions, required deductions, or other payments.  In this regard, Participant authorizes the Company (and any Subsidiary or affiliate) to withhold all such amounts legally payable by Participant.  In this regard, Participant authorizes the Company (and any Subsidiary or affiliate), at the direction and discretion of the Committee, to satisfy all obligations by one or a combination of the following:  (i) payment of a cash amount by Participant, (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company (and any Subsidiary or affiliate), (iii) withholding Shares based on the Fair Market Value of the Shares that otherwise would be issued to Participant when Participant’s RSUs are settled, provided that the Company does not withhold more than the amount of Shares necessary to satisfy the maximum statutory withholding amount, (iv) by withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs through a voluntary or mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further action by Participant), or (v) by any other arrangement approved by the Committee, all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable.  The

Company may refuse to deliver the Shares or the proceeds from the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the tax withholding or other payments as described in this section.
7.    Acknowledgment. As a condition to, and in consideration of, the grant, vesting, and settlement of the RSUs, the Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including the Country-Specific Addendum hereto) and the provisions of the Plan. By receiving the RSUs, Shares, or otherwise any benefit relating to the RSUs, Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
8.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the issuance of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
9.    Data Protection. In order to enable the Company to properly administer the Plan and the RSUs received by the Participant pursuant to the Plan, Participant hereby gives explicit consent to the Company, any Subsidiary, Parent or Affiliate of the Company, and/or any delegates to collect and process (electronically or otherwise) personal data, including sensitive and financial data, about himself or herself necessary to administer the Plan and RSUs received by Participant pursuant to the Plan. Such data may include, but is not limited to, Participant's name, work authorization, government or tax identification number, date of birth, beneficiaries' contact information, RSU grant history, and compensation information. Participant also hereby gives explicit consent to the Company and any Subsidiary, Parent or Affiliate of the Company to transfer (electronically or otherwise) any such data outside the country in which Participant is living or employed (including to the United States), as well as to third-party providers (in Participant’s home country or the United States or other countries) of legal, tax, benefits, administration or other services to the Company (and any Subsidiary, Parent or Affiliate of the Company) or employees of any such entity, including but not limited to the designated broker for the Plan, Charles Schwab. The legal person for whom such personal data is intended to be used is the Company and/or any Subsidiary, Parent or Affiliate of the Company. Participant further understands that the Company and/or its Subsidiary, Parent or Affiliate may report information regarding the Participant and/or the RSU to tax authorities or other governmental agencies as may be required to comply with applicable laws.
10.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable national or local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. Furthermore, the applicable laws of the jurisdiction in which Participant is living or working at the time of grant, vesting and/or settlement of the RSUs and/or disposition of the Shares received thereunder (including any rules or regulations governing securities, exchange control, tax, labor or other matters) and any other applicable laws may restrict or prevent settlement of the RSUs and/or disposition of the Shares received thereunder or may subject Participant to additional procedural or regulatory requirements. The Company will be under no obligation to register or qualify the Plan, the RSUs or the Shares with, or to effective compliance with the registration, qualification or other requirements of, any foreign governmental authority and the Company will have no liability for any inability or failure to do so.
11.    Country-Specific Addendum and Additional Requirements. The RSUs, any Shares to be issued upon settlement of the RSUs and participation in the Plan shall be subject to any different or additional terms and conditions set forth in the Country-Specific Addendum hereto. Moreover, the Company reserves the right to impose other requirements on the RSUs, the Shares to be issued upon settlement of the RSUs and participation in the Plan to the extent necessary or advisable for legal or administrative reasons and to require Participant to sign any additional agreements or undertakings that may be necessary or advisable to accomplish the foregoing. Such requirements will apply as from the date of grant, including in circumstances where Participant moves to another country after the date of grant, unless otherwise determined by the Company in its sole discretion.
12.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.
13.    Governing Law; Choice of Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States for the Northern District of California and no other courts.
14.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate Participant’s service in accordance with applicable laws, which may provide for the termination of Participant’s service for any reason, with or without cause.
15.    Nature of Grant. As a condition to, and in consideration of, the grant, vesting, and settlement of RSUs, and in receiving the award of RSUs, Shares, or any other benefit relating to the RSUs, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be unilaterally modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or other Awards, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;
(e)the RSUs and the Shares subject to the RSUs, and the income from and value of same, are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the employer, the Company or any Subsidiary or Parent of the Company and are outside the scope of Participant’s employment or service contract, if any;
(f)the RSU and the shares of Common Stock subject to the RSU, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the employer, the Company or any Subsidiary, Parent or Affiliate of the Company;
(h)unless otherwise agreed with the Company, the RSU and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary or Affiliate of the Company;
(i)the RSUs and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or with any Parent, Subsidiary or Affiliate of the Company;
(j)the future value of the underlying Shares to be issued when the RSUs are settled is unknown, indeterminable and cannot be predicted with certainty and neither the Company nor any Parent, Subsidiary or Affiliate of the Company will be liable for any decrease in the value of such RSUs or Shares or for any foreign exchange rate fluctuations between Participant’s local currency and the United States Dollar that may affect the value of any benefit Participant may receive in relation to the RSUs or the Shares to be issued pursuant to the settlement of the RSUs; and
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Termination or from any diminution in value of the RSUs or Shares acquired upon settlement of the RSUs for any reason.
16.    Language. If the Notice, the Plan, this Agreement or any other documents relating to the RSUs has been provided in a language other than English, the English language documents will prevail in the case of any ambiguities or divergences as a result of translation.
17.    Acknowledgment and Acceptance. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice or receipt of the RSUs, Shares or any other benefit relating to the RSUs, and as a condition to and in consideration of the grant, vesting, and settlement of the RSUs:
(a)Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement (including any applicable terms and conditions provided in the Country-Specific Addendum);
(b)Participant acknowledges receipt of a copy of the Plan and the Plan prospectus and represents that Participant has carefully read and is familiar with the provisions of the Plan, the Plan prospectus, the Notice and this Agreement and has had an opportunity to obtain the advice of counsel prior to executing this Agreement;
(c)Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement;
(d)Participant consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs; electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion; and
(e)Participant agrees to notify the Company upon any change in Participant’s residence address.

Country-Specific Addendum

This Country-Specific Addendum (the “Addendum”) includes additional (or, if so indicated, different) terms and conditions that govern the RSUs if Participant is subject to the laws of one or more of the jurisdictions listed herein. If Participant is a citizen or resident of a jurisdiction (or is considered as such for local law purposes) other than the one in which he or she is currently residing and/or working or if Participant transfers to another jurisdiction after being granted the RSUs, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
This Addendum also includes notifications relating to issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the jurisdictions as of January 2018. Such laws are often complex and change frequently. As a result, Participant should not rely on the information in this Addendum as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the RSUs vest or are settled or at the time Participant sells Shares acquired under the Plan. In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the laws in the relevant jurisdictions may apply to Participant’s situation. If Participant is a citizen or resident of a jurisdiction (or is considered as such for local law purposes) other than the one in which Participant is currently working and/or residing or if Participant transfers to another jurisdiction after being granted the RSUs, the information contained herein may not be applicable to Participant in the same manner.
This Addendum forms part of the Agreement and should be read in conjunction with the Agreement and the Plan. Unless otherwise defined herein, the terms defined in the Plan or the Agreement, as applicable, shall have the same defined meanings in this Addendum.

All Non-U.S. Jurisdictions
Taxes
The following supplements Section 6 of the Agreement:

Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or Affiliate employing Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant's responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired upon settlement and the receipt of any dividends, and do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Without derogating from the provisions of Section 6(iii) above, the Company may withhold or account for Tax-Related Items by considering maximum applicable rates. If the Company determines the withholding amount using maximum applicable rates, any over-withheld amount will be refunded in cash in accordance with applicable laws and Participant will have no entitlement to the equivalent in Shares. Further, if the obligation for the Tax-Related Items is satisfied by withholding Shares as described in Section 6(iii) above, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Insider Trading Restrictions/Market Abuse Laws
Participant acknowledges that, depending on Participant’s or Participant’s broker's country of residence or where the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of the Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares (e.g., phantom awards, futures) during such times Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in his or her country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under Facebook, Inc. Insider Trading Policy as may be amended from time to time. Participant acknowledges that it is his or her responsibility to comply with any restrictions and that Participant should consult his or her personal legal advisor on this matter.

Foreign Asset/Account Reporting, Exchange Control and Other Requirements
Without limitation to any requirements noted below for any specific country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting and settlement of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that it is his or her responsibility to comply with any applicable foreign asset/account, exchange control and tax reporting and other requirements and that Participant should consult his or her personal tax and legal advisors on these matters.

Securities Law Notice
Unless otherwise noted herein, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the U.S. This Agreement, the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the U.S. The issuance of securities described in any Plan-related documents is not intended for offering or public circulation in Participant's jurisdiction.

European Union (“EU”)/ European Economic Area (“EEA”)
Data Privacy
The following replaces Section 9 of the Agreement:
In order to offer participation in the Plan, it is necessary for the Company to collect and process certain information about Participant. Further detail about this is set out below.

Participant’s participation in the Plan is voluntary. Participant may withdraw from the Plan at any time. Withdrawal from the Plan will not affect Participant’s salary as an employee or his or her employment; Participant would merely forfeit the opportunities and benefits associated with the Plan.

If Participant withdraws from the Plan, the Company will cease to use Participant’s information for the purpose of the Plan (subject to the data retention requirements set out below).

Data Collection and Usage. The Company collects personal information about Participant for purposes of administration of the Plan, including: name, home address, telephone number and email address, date of birth, social insurance number, passport or other identification number, salary, citizenship, nationality, job title, any equity, shares of stock or directorships held in the Company and its Affiliates, details of all RSUs or any other entitlement to equity granted, canceled, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant or the Employer (“Participant Data”).

The Company will process and use Participant Data for the purposes of allocating stock and implementing, administering and managing the Plan. The Company’s legal basis for the processing of Participant’s Data is based on contractual necessity for the performance of the Plan.

Stock Plan Administration Service Providers. The Company currently uses Charles Schwab & Co., Inc. and its affiliated companies (“Charles Schwab”) as its service provider for the Plan. The Company shares your Participant Data with Charles Schwab for the purposes of implementing, administering and managing the Plan. Charles Schwab is based in the United States. In the future, the Company may select a different service provider and share Participant Data with another company that serves in a similar manner. The Company’s service provider(s) will open an account for Participant to receive and trade stock. Participant may be asked to agree to separate terms and data processing practices with the service provider(s), which is a condition to his or her participation in the Plan.

International Data Transfers. The Company and its service provider(s), including Charles Schwab, are based in the United States, which means that it will be necessary for Participant Data to be transferred to, and processed in, the US. Participant should note that his or her country may have enacted data privacy laws that are different from the United States and which may offer different levels of protection. The legal basis for the transfer of Participant Data is based on contractual necessity for the performance of the Plan.

Data Retention. The Company will use Participant Data only as long as is necessary to implement, administer and manage his or her participation in the Plan or as may be required by the Company in order to comply with legal or regulatory obligations, including under tax and securities laws (which will generally be no more than 7 years after the Participant ceases participating in the Plan).

Data Subject Rights. Participant has a number of rights under data privacy laws in his or her country. Depending on where Participant is based, his or her rights may include: (a) the right of access to the Participant’s personal data held by the Company, (b) the right of rectification of incorrect data, (c) the right to erasure of data, (d) the right to restriction of processing, and (e) the right to data portability.

If you have any questions about any aspect of the Plan or these terms, please contact peeps@fb.com.

Argentina
Exchange Control Notice
Argentine currency exchange restrictions and reporting requirements may apply to the RSUs and any Shares acquired under the Plan; the relevant laws and regulations are subject to frequent change. Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset/Account Reporting Notice
If Participant holds Shares as of December 31 of any year, he or she is required to report the holding of the Shares on his or her personal tax return for the relevant year.

Australia
Securities Law Notice
This disclosure has been prepared in connection with offers to Participants in Australia. It has been prepared to ensure that this grant of RSUs (the “Offer”) complies with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and the relevant provisions of the Australian Corporations Act 2001.

Additional Documents
In addition to the information set out in the Agreement, Participant is also being provided with copies of the Plan and the U.S. prospectus for the Plan (collectively, the “Additional Documents”). The Additional Documents provide further information to help Participant make an informed investment decision about participating in the Plan. Neither the Plan nor the U.S. prospectus for the Plan is a prospectus for the purposes of the Australian Corporations Act 2001. Participant should not rely upon any oral statements made in relation to this Offer. Participant should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Plan.

Any information given to Participant in connection with the Offer is general information only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence Participant in making a decision to participate in the Plan. Participant should consider obtaining his or her own financial product advice from an independent person who is licensed by the ASIC to give such advice.

Common Stock
Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. A holder of a Share is entitled to one vote for every Share held. The Shares are traded on the Nasdaq in the United States of America under the symbol “FB”. The Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Risks of Participation in the Plan
Investment in Shares involves a degree of risk. Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. For example, the price at which Shares are quoted on the Nasdaq may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

In addition, the Australian dollar value of any Shares acquired upon settlement will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Ascertaining the Market Price of Shares
Participants may ascertain the current market price of the Shares as traded on the Nasdaq at http://www.nasdaq.com under the symbol “FB.” The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of what the market price per Share will be when the RSUs vest or when the Shares are issued or of the applicable exchange rate on the actual vesting date or date the Shares are issued.
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

Belgium
Foreign Asset / Account Reporting Notice
If Participant is a resident of Belgium, he or she will be required to report any security (e.g., Shares acquired under the Plan) or bank account (including brokerage accounts) established outside of Belgium on his or her annual tax return. In a separate report, he or she will be required to provide the National Bank of Belgium with details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened).

Brazil
Compliance with Law
In accepting the grant of this Award, Participant agrees to comply with applicable Brazilian laws and pay any and all Tax-Related Items.

Nature of Grant
This provision supplements Section 15 of the Agreement:

By accepting the RSUs, Participant agrees that (i) he or she is making an investment decision, (ii) the Shares will be issued to him or her only if the vesting conditions are met and any necessary services are rendered by Participant over the vesting period, and (iii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to Participant.
Exchange Control Notice
If Participant is a resident of Brazil, he or she will be required to submit a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights (including any capital gain, dividend or profit attributable to such assets) is equal to or greater than US$100,000.

Canada
Settlement
This provision supplements Section 1 of the Agreement:

Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall be in Shares and not, in whole or in part, in the form of cash.

Termination
This provision replaces Section 5 of the Agreement:

If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. For the avoidance of doubt, it is noted that, except as may be agreed to in the sole discretion of the Company, if Participant is Terminated by his/her employer for any reason or if Participant’s Termination is due to his/her voluntary resignation, all unvested RSUs shall be forfeited as of the date that is the earlier of: (i) the date Participant’s employment is terminated, and (ii) the date Participant is no longer actively providing services to the Company or any of its Subsidiaries (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and no vesting shall continue during any notice period in relation to his/her Termination, whether specified under contract or statutory, regulatory or common law, including any “garden leave” or similar period. In case of any dispute as to whether Termination has occurred, the Company shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination for purposes of the Plan.

Securities Law Notice
Participant is permitted to sell the Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (e.g., the Nasdaq).

Foreign Asset / Account Reporting Notice
If Participant is a Canadian resident, Participant is required to report his or her foreign specified property (including Shares and rights to receive Shares such as RSUs) on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign specified property exceeds C$100,000 at any time during the year. RSUs must be reported (generally at nil cost) if the C$100,000 cost threshold is exceeded because of other foreign property he or she holds. When Shares are acquired, their cost generally is the adjusted cost base ("ACB") of the Shares which would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares.

The following provisions apply to Participants who are residents of Quebec:

Data Privacy
The following provision supplements Section 9 of the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company and any Parent, Subsidiary or Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and any Parent, Subsidiary or Affiliate to record such information and to keep such information in Participant's file.

Language Consent
The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée
Les parties reconnaissent avoir expressément souhaité que la convention («Agreement»), ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Colombia
Nature of Grant
This provision supplements Section 15 of the Agreement:

Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any legal purpose.

Exchange Control Notice
Prior approval from a government authority is not required to purchase and hold foreign securities or to receive an equity award.  However, if the value of foreign investments, including the value of any equity awards, equals or exceeds US $500,000 (as of December 31 of the applicable year), such investments must be registered with the Central Bank (Banco de la República). When the foreign investment is liquidated, the proceeds do not have to be repatriated to Colombia. However, if the investment was registered with the Central Bank, Participant must cancel the registration no later than March 31 of the year following the year of the liquidation or Participant will be subject to fines.

Foreign Asset / Account Reporting Notice
Participant must file an annual informative return with the Colombian Tax Office detailing any assets held abroad. If the individual value of any of these assets exceeds a certain threshold, Participant must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.

Denmark
Employer Statement
Participant acknowledges that he or she has received the attached Employer Statement, translated into Danish, which sets forth additional terms of the RSUs as required by the Danish Stock Option Act, to the extent that the Danish Stock Option Act applies to the RSUs.

Foreign Asset / Account Reporting Notice
Danish residents must submit certain forms to the Danish tax authorities:
Erklæring V must be completed in connection with the deposit of any securities (including Shares acquired under the Plan) into a bank or brokerage account outside of Denmark and Erklæring K must be completed to report the existence of any account outside of Denmark in which Shares or cash will be held. These forms are available at the website of the Danish Tax Authorities.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding the restricted stock units granted to you by Facebook, Inc. (the “Company”) under the Facebook, Inc. 2012 Equity Incentive Plan (the “Plan”) in a written statement.

This statement contains information applicable to your participation in the Plan, as required under the Stock Option Act, while the other terms and conditions of your restricted stock units (“RSUs”) are described in detail in the Plan and the Restricted Stock Unit Award Agreement (the “Agreement”), both of which have been made available to you. Capitalized terms used but not defined herein shall have the same meanings given to them in the Plan or the Agreement, as applicable.

Section 1 of the Stock Option Act provides that the Stock Option Act only applies to employees. Employees are defined in section 2 of the Stock Option Act as persons who receive remuneration for their personal services in an employment relationship. Persons, including managers, who are not regarded as employees under the Stock Option Act, will not be subject to the Stock Option Act. If you are not an employee within the meaning of the Stock Option Act, the Company therefore has no obligation to issue an employer information statement to you and you will not be able to rely on this statement for legal purposes, since only the terms and conditions set out in the Plan apply.

1.    Date of grant

The date of grant of your RSUs is the date that the Board or Committee that approved a grant for you determined it would be effective, which is set forth in the Notice.

2.	Terms or conditions for RSU grant

The grant of RSUs under the Plan is made at the sole discretion of the Company. Employees, Non-Employee Directors and Consultants of the Company and its Affiliates, are eligible to receive grants under the Plan. The Board has broad discretion to determine who will receive RSUs and to set the terms and conditions of the RSUs. The Company may decide, in its sole discretion, not to make any grants of RSUs to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future grants of RSUts.

3.	Vesting date or period

The RSUs will vest over a period of time (as set forth in the Agreement), subject to your continued employment through the applicable vesting date and other conditions set forth in the Plan and Agreement, and subject to Section 5 of this statement.

4.	Exercise Price

No exercise price is payable upon the conversion of your RSUs into Shares in accordance with the vesting and settlement schedule described in the Agreement.

5.	Your rights upon termination of employment

The treatment of your RSUs upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Plan and the Agreement are more favorable to you than Sections 4 and 5 of the Stock Option Act. If the terms contained in the Plan and the Agreement are more favorable to you, then such terms will govern the treatment of your RSUs upon termination of employment.

6.	Financial aspects of participating in the Plan

The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.

Facebook, Inc.

1601 Willow Road
Menlo Park, CA 94025
U.S.A.

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK
ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til i en skriftlig erklæring at modtage følgende oplysninger om de betingede aktier (på engelsk: Restricted Stock Units), som du tildeles af Facebook, Inc. ("Selskabet") i henhold til Facebook, Inc.'s 2012 Equity Incentive Plan ("Planen").

Denne erklæring indeholder, i henhold til Aktieoptionsloven, de oplysninger, der er gældende for din deltagelse i Planen, mens de øvrige kriterier og betingelser for dine betingede aktier ("Betingede Aktier") er beskrevet nærmere i Planen og i Restricted Stock Unit Award Agreement ("Aftalen"), som begge er stillet til rådighed for dig. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den betydning, der er defineret i Planen, hhv. Aftalen.

I henhold til Aktieoptionslovens § 1 finder loven kun anvendelse for lønmodtagere. Lønmodtagere er defineret i Aktieoptionslovens § 2 som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Personer, herunder direktører, som ikke anses for at være lønmodtagere i Aktieoptionslovens forstand, er ikke omfattet af Aktieoptionsloven. Hvis du ikke er lønmodtager i Aktieoptionslovens forstand, er Selskabet derfor ikke forpligtet til at udstede en arbejdsgivererklæring til dig, og du vil ikke i juridisk henseende kunne henholde dig til denne arbejdsgivererklæring, da alene Planens vilkår er gældende.

1.    Tildelingstidspunkt

Tidspunktet for tildelingen af dine Betingede Aktier er den dag, hvor den Bestyrelse eller Komité, der godkendte din tildeling, besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Meddelelsen.

2.    Vilkår og betingelser for tildelingen af Betingede Aktier

Betingede Aktier, der er omfattet af Planen, tildeles udelukkende efter Selskabets skøn. Tildeling kan i henhold til Planen ske til Medarbejdere, Bestyrelsesmedlemmer og Konsulenter i Selskabet og dets Tilknyttede Selskaber. Bestyrelsen har vide beføjelser til at bestemme, hvem der skal modtage Betingede Aktier, og til at fastsætte betingelserne for de Betingede Aktier. Selskabet kan frit vælge fremover ikke at tildele dig Betingede Aktier. I henhold til bestemmelserne i Planen og Aftalen har du hverken ret til eller krav på fremover at få tildelt Betingede Aktier.

3.    Modningstidspunkt eller -periode

De Betingede Aktier modnes over en periode (som anført i Aftalen), forudsat at du på det relevante modningstidspunkt opfylder betingelsen om fortsat ansættelse og de øvrige betingelser i Planen og i Aftalen, og med forbehold for pkt. 5 i denne erklæring.

4.    Udnyttelseskurs

Ingen udnyttelseskurs skal betales i forbindelse med konvertering af dine Betingede Aktier til Aktier i overensstemmelse med den i Aftalen beskrevne modnings- og udnyttelsesplan.

5.    Din retsstilling i forbindelse med fratræden

Dine Betingede Aktier vil i tilfælde af din fratræden blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre bestemmelserne i Planen og Aftalen er mere fordelagtige for dig end Aktieoptionslovens §§ 4 og 5. Hvis bestemmelserne i Planen og Aftalen er mere fordelagtige for dig, vil det være disse bestemmelser, der er gældende for, hvordan dine Betingede Aktier behandles i forbindelse med din fratræden.

6.    Økonomiske aspekter ved deltagelse i Planen

Tildelingen af Betingede Aktier har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af de Betingede Aktier indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovbestemte, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Facebook, Inc.
1601 Willow Road
Menlo Park, CA 94025
U.S.A.

France
French Sub-Plan
The RSUs are intended to qualify for specific treatment under French tax and social security laws and are subject to the provisions below and the Sub-Plan to the Facebook, Inc. 2012 Equity Incentive Plan, Qualified Restricted Stock Units (FRANCE) (the “French Sub-Plan”), which has been provided to Participant and is incorporated herein. Capitalized terms below shall have the same definitions assigned to them under the French Sub-Plan and the Agreement.

Settlement
This provision supplements Section 1 of the Agreement:

Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall be in Shares and not, in whole or in part, in the form of cash.

Termination
This provision supplements Section 5 of the Agreement:

Notwithstanding anything to the contrary stated herein, in the Notice, the Plan or the French Sub-Plan, death of a Participant’s will not cause such Participant’s unvested RSUs to be immediately forfeited to the Company. In the case of Participant’s death, if the Participant’s heir or heirs request the delivery of the Shares subject to the RSUs within a period of six (6) months following the Participant’s death, then the RSUs will be settled in Shares as soon as practicable following the request. If no such request is made within six (6) months following the Participant’s death, the RSUs will be forfeited.

Non-Transferability of RSUs
This provision replaces Section 4 of the Agreement:

RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent and, in any event, always in accordance with applicable laws.

Minimum Vesting Period
Notwithstanding anything to the contrary stated herein, in the Notice, the Plan or the French Sub-Plan, save in the case of death a Participant, RSUs will not vest nor be settled before the first (1st) annual anniversary of the Grant Date (as defined under the French Sub-Plan) or such other period as is required to comply with the minimum mandatory vesting period applicable to Shares underlying French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or French Social Security Code, as amended.

Mandatory Holding Period
Notwithstanding anything to the contrary stated herein, in the Notice, the Plan or the French Sub-Plan, any Shares issued to Participant upon settlement of the RSUs must be held (and cannot be sold or transferred) until the expiration of a period which, together with the vesting period, can be no less than two years from the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to Shares underlying French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or French Social Security Code, as amended; provided that if Participant dies or becomes Disabled, this mandatory holding period will not apply. In order to enforce this provision, the Company may, in its discretion, issue appropriate “stop transfer” instructions to its transfer agent or hold the Shares until the expiration of the holding period set forth above (such Shares may be held by the Company, a transfer agent designated by the Company or with a broker designated by the Company).

Closed Periods
Pursuant to article L 225-197-1 of the French Code de commerce, shares of a listed company cannot be sold (i) during the period of ten (10) stock-exchange trading days that precede or three (3) stock-exchange trading days that follow the date on which the consolidated accounts, or failing that, the annual accounts are made public; and (ii) during the period between the date on which the company’s management has knowledge of information which, if it were made public, could have a significant impact on the price of the company’s securities, and the date ten (10) stock-exchange trading days after that on which the said information is made public. These rules will apply to Participant unless Participant is otherwise restricted from selling Shares received upon settlement of RSUs under similar rules applicable under U.S. law, in which case the U.S. rules shall prevail. In any event, Participant is at all times required to comply with the Facebook, Inc. Insider Trading Policy as may be amended from time to time, which may be accessed at https://our.intern.facebook.com/intern/wiki/Legal/Insider_Trading_Policy/ and in particular Section II re No Trading on Material Non-Public Information, Black-Out Periods, and other important matters.  Persons who violate these general rules and the Insider Trading Policy may be subject to legal and financial penalties.  If Participant trades during any applicable Black-Out Period as described in the Insider Trading Policy, or if the French tax authorities deem that Participant has not complied with the French closed period restrictions and/or similar rules under applicable U.S. law, the RSUs and Shares received under the RSUs may lose Qualified status, and Participant will not receive preferential tax treatment.

Acknowledgment
This provision supplements Sections 15 and 17 of the Agreement:

The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including the France section of the Country-Specific Addendum), the provisions of the Plan and the French Sub-Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus and the French Sub-Plan, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan, the French Sub-Plan, the Notice, and the Agreement.

Language Consent
By accepting the Restricted Stock Units, Participant confirms he or she has read and understood the Plan and the French Sub-Plan and the Agreement, including all the terms and conditions set forth therein, which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée
En acceptant cette attribution gratuite d’actions, le Participant confirme avoir lu et compris le Plan, le Sous-Plan Français et le présent Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Foreign Asset/Account Reporting Notice
If Participant is a French resident and holds Shares outside of France or maintain a foreign bank account, Participant is required to declare all foreign securities, bank, and brokerage accounts, whether open, current, or closed during the tax year, in his or her annual income tax return. Failure to comply could trigger significant penalties.

Germany
Exchange Control Notice
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). The report must be filed electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website (www.bundesbank.de).

Hong Kong
Settlement
This provision supplements Section 1 of the Agreement:

Any Shares received at settlement of RSUs are a personal investment. If, for any reason, the RSUs vest and become non-forfeitable and Shares are issued to Participant within six months of the date of grant, Participant agrees that he or she will not offer the Shares to the public in Hong Kong or otherwise dispose of the Shares prior to the six-month anniversary of the date of grant.

Securities Law Notice
The RSUs and any Shares issued upon settlement of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or a Parent, Subsidiary or Affiliate of the Company. The Plan, the Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority, including the Securities and Future Commission, in Hong Kong. This Agreement and the incidental communication materials are intended only for the personal use of each eligible Participant and not for distribution to any other persons. If Participant has any questions about any of the contents of this Agreement or the Plan or other incidental communication materials, Participant should obtain independent professional advice.

India
Exchange Control Notice
Participant must comply with any and all applicable exchange control laws in India. Without limitation to the foregoing, he or she must repatriate any funds recognized in connection with the RSUs to India within such time as prescribed under applicable Indian exchange control laws as amended from time to time. Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. Participant should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Notice
Participant is required to declare his or her foreign bank accounts and any foreign financial assets (including Shares held outside India) in his or her annual tax return.

Indonesia
Language Consent and Notification
By accepting the RSUs, Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Notice, the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa
Dengan menerima pemberian Unit Saham Terbatas (RSUs) ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Pemberitahuan Pemberian, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan)

Exchange Control Notice
If Participant remits funds (including proceeds from the sale of Shares) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to Bank Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction (e.g., his or her relationship with the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report. In addition, Participant may be required to provide the Bank Indonesia with information on foreign exchange activities, which may include Shares held outside Indonesia, on a monthly basis. The reporting should be completed online through Bank Indonesia’s website, by no later than the 15th day of the following month.

Ireland
Director Reporting Requirement Notice
If Participant is a director, shadow director or secretary of an Irish Parent, Subsidiary or Affiliate of the Company (an "Irish Entity"), and his or her interest in the Company represents more than 1% of the Company's voting share capital, Participant is subject to certain notification requirements under Section 53 of the Companies Act, 1990. Among these requirements is Participant’s obligation to notify the Irish Entity in writing when he or she receives an interest (e.g., RSUs, Shares) in the Company and advise the Irish Entity of the number and class of shares or rights to which the interest relates. This notification requirement also applies to any rights acquired by Participant’s spouse or minor children (under the age of 18). Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

Israel
Sub-Plan for Israeli Participants
The RSUs are granted under the Sub-Plan for Israeli Participants (the “Israeli Sub-Plan”), which is considered part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Agreement and the Israeli Sub-Plan, the provisions set out in the Israeli Sub-Plan shall prevail. By accepting this grant, Participant acknowledges that a copy of the Israeli Sub-Plan has been provided to Participant. The Israeli Sub-Plan may also be obtained by contacting peeps@fb.com.
Acknowledgment
This provision supplements Sections 15 and 17 of the Agreement:

Participant also (i) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (ii) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Subsidiary, which is available for the Participant’s review, during normal working hours, at Company’s offices, (iii) acknowledges that releasing the RSUs and Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions, (iv) authorizes the Company and/or the applicable Subsidiary to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her RSUs, Shares, income tax rates, salary bank account, contact details and identification number, (v) declares that he/she is a resident of the State of Israel for tax purposes on the grant date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if his/her engagement with the Company or Subsidiary is terminated and he/she is no longer employed by the Company or any Subsidiary, the RSUs and Shares shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (vi) understands and agrees that if he/she ceases to be employed or engaged by an Israeli resident Subsidiary but remains employed by the Company or any Parent, Subsidiary or Affiliate thereof, all unvested RSUs shall be forfeited to the Company with all rights of the Participant to such RSUs immediately terminating prior to his/her termination of employment or services, and any Shares already issued upon the previous vesting of RSUs shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (vii) warrants and undertakes that at the time of grant of the RSUs herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance, and (viii) the grant of RSUs is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Section 102 Capital Gains Trustee Route
The RSUs are intended to be subject to the Capital Gains Route under Section 102 of the Ordinance, subject to Participant consenting to the requirements of such tax route by accepting the terms of this agreement and the grant of RSUs, and subject further to the compliance with all the terms and conditions of such tax route. Under the Capital Gains Route tax is only due upon sale of the Shares or upon release of the Shares from the holding or control of the Trustee.

Trustee Arrangement
The RSUs, the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan that may be granted in connection with the RSUs (the “Additional Rights”), shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the 102 Capital Gains Route and will be controlled by the Trustee for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the RSUs do not meet the requirements of Section 102 of the Ordinance, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Ordinance. The Company makes no representations or guarantees that the RSUs will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102 of the Ordinance. Any fees associated with any exercise, sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to Participant from the Company or a Subsidiary or the Trustee. In the event there is any delay in delivering the proceeds from the sale of Shares or any other funds related to participation in the Plan, neither the Company, the Trustee nor any Subsidiary is responsible for any foreign exchange rate fluctuations that may affect any amounts deliverable to the Participant.

Restrictions on Sale
In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, Participant shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period. Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by Participant.

Taxes
This provision supplements Section 6 of the Agreement and the Taxes provision in the "All Non-U.S. Jurisdictions" section of this Addendum:

The RSUs are intended to be taxed in accordance with Section 102, subject to full and complete compliance with the terms of Section 102. Participants with dual residency for tax purposes may be subject to taxation in several jurisdictions.

Any Tax imposed in respect of the RSUs and/or Shares, including, but not limited to, the grant of RSUs, and/or the vesting, transfer, waiver, or expiration of RSUs and/or Shares, and/or the sale of Shares, shall be borne solely by Participant, and in the event of death, by Participant's heirs. The Company, any Subsidiary, the Trustee or anyone on their behalf shall not be required to bear the aforementioned Taxes, directly or indirectly, nor shall they be required to gross up such Tax in Participant's salaries or remuneration. The applicable Tax shall be withheld from the proceeds of sale of Shares or shall be paid to the Company or a Subsidiary or the Trustee by Participant. Without derogating from the aforementioned, the Company or a Subsidiary or the Trustee shall be entitled to withhold Taxes as it deems compliant with applicable law and to deduct any Taxes from payments otherwise due to Participant from the Company or a Subsidiary or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the RSUs granted to Participant shall apply to Participant accordingly and Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

The issuance of the Shares upon the vesting of RSUs or in respect thereto, shall be subject to the full payments of any Tax (if applicable).

Securities Law Notice
An exemption from filing a prospectus with relation to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be made available by request from peeps@fb.com.

Italy
Acknowledgment of Certain Provisions
This provision supplements Sections 15 and 17 of the Agreement:

In accepting the RSUs, Participant acknowledges that he or she has read and specifically and expressly approves the following provisions in the Agreement: Section 5: Termination; Section 6: Withholding Taxes, as supplemented by the Taxes provision in the "All Non-U.S. Jurisdictions" section of this Addendum; Section 11: Compliance with Laws and Regulations; Section 11: Country-Specific Addendum and Additional Requirements; Section 13: Governing Law; Choice of Venue; Section 15: Nature of Grant; Section 17: Acknowledgment and Acceptance and the EU/EEA Data Privacy provision in this Addendum.
Foreign Asset/Account Reporting Notice
Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Japan
Foreign Asset/Account Reporting Notice
Participant is required to report details of any assets held outside of Japan as of December 31, including shares of Common Stock acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000.

Korea
Foreign Asset/Account Reporting Notice
Participant must declare all of his or her foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency) on any month-end date during the year.

Malaysia
Securities Law Notice
The grant of the RSUs in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the Capital Markets and Services Act (“CMSA”), and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The RSU documents do not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.

Director Reporting Requirement Notice
If Participant is a director of a Malaysian Parent, Subsidiary or Affiliate (a “Malaysian Entity”), he or she is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Entity in writing when Participant receives an interest (e.g., RSUs, Shares, etc.) in the Company or any of its related companies. In addition, Participant must notify the Malaysian Entity when he or she sell Shares of the Company or any of its related companies (including when he or she sells Shares acquired upon vesting and settlement of the RSUs). Additionally, Participant must also notify the Malaysian Entity if there are any subsequent changes in his or her interest in the Company or any related companies. These notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or any of its related companies.

Mexico
Labor Law Policy and Acknowledgment
By accepting the RSUs, Participant expressly recognizes that Facebook, Inc., with registered offices at 1601 Willow Road, Menlo Park, California 94025, U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole Employer is Facebook Mexico S De RL De CV (“Facebook-Mexico”). Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from his or her participation in the Plan do not establish any rights between Participant and Facebook-Mexico, and do not form part of the employment conditions and/or benefits provided by Facebook-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that his or her participation in the Plan is a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.
Finally, Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Plan Document Acknowledgment
By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. In addition, by accepting the RSUs, Participant acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 15 of the Agreement (“Nature of Grant”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither the Company, the Employer nor any Affiliate is responsible for any decrease in the value of the Shares underlying the RSUs.
Política de la Ley Laboral y Reconocimiento
Al aceptar las Unidades de Acciones Restringidas (RSU), el Participante reconoce expresamente que Facebook, Inc., con oficinas registradas ubicadas a 1601 Willow Road, Menlo Park, California 94025, U.S.A., es el único responsable de la administración del Plan y que participación del Participante en el mismo y la adquisición de Acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, debido a que la participación de esa persona en el Plan deriva únicamente de una relación comercial y el único Patrón del participante es Facebook Mexico S De RL De CV (“Facebook-Mexico”). Derivado de lo anterior, el Participante reconoce expresamente que el Plan y los beneficios que pudieran derivar para el Participante por su participación en el mismo, no establecen ningún derecho entre el Participante e Facebook-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Facebook-México, y cualquier modificación al Plan o la terminación del mismo de ninguna manera podrá ser interpretada como una modificación o desmejora de los términos y condiciones de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o discontinuar la participación del Participante en cualquier momento, sin ninguna responsabilidad hacia el Participante.
Finalmente el Participante manifiesta que no se reserva ninguna acción o derecho que ejercitar en contra dela Compañía, por cualquier compensación o daños o perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia exime amplia y completamente a la Compañía, sus Afiliadas, sucursales, oficinas de representación, sus accionistas, administradores, agentes y representantes legales con respecto a cualquier reclamo que pudiera surgir.
Reconocimiento de Documentos del Plan
Al aceptar las Unidades de Acciones Restringidas (RSU), el Participante reconoce que ha recibido una copia del Plan, que ha revisado el Plan y el Acuerdo de Concesión en su totalidad y entiende y acepta los términos del Plan y del Acuerdo de Concesión. Adicionalmente, al aceptar los RSU, el Participante reconoce que ha leído y específica y expresamente aprueba los términos y condiciones del Sección 15 del Acuerdo de Concesión (denominado "Naturaleza de la Concesión"), donde claramente se establece que (i) la participación en el Plan no constituye un derecho adquirido, (ii) el Plan y la participación en el Plan es ofrecido por la Compañía en forma totalmente discresional; (iii) la participación en el Plan es voluntaria; y (iv) ni la Compañía ni el Patrón ni su Afiliada es responsable por el decremento en el valor de las acciones de los RSU.

Netherlands	There are no country-specific provisions.

New Zealand
Securities Law Notice
WARNING: This is an offer of Restricted Stock Units over Shares which, once vested and settled in accordance with the terms of the Agreement and the Plan, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid. If the Company runs into financial difficulties and is wound up, Participant will only be paid after all creditors have been paid. Participant may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.  The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment. Ask questions, read all documents carefully, and seek independent financial advice before committing.

The Shares are quoted on the Nasdaq. This means Participant may be able to sell them on the Nasdaq if there are interested buyers. Participant may get less than he or she invested. The price will depend on the demand for the Shares.

For information on risk factors impacting the Company's business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at https://investor.fb.com/.

Norway	There are no country-specific provisions.

Philippines
Securities Law Notice
Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on the Nasdaq and the risk of currency fluctuations between the U.S. Dollar and his or her local currency. In this regard, Participant should note that the value of any Shares he or she may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between his or her local currency and the U.S. Dollar may affect the value of the RSUs or any amounts due to Participant upon vesting and settlement of the RSUs or upon sale of any Shares he or she acquires under the Plan. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company's business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov/, as well as on the Company's “Investor Relations” website at https://investor.fb.com/.

Participant is permitted to sell the Shares acquired under the Plan through the designated broker appointed under the Plan (or such other broker to whom he or she transfers the Shares), provided the resale of Shares acquired under the Plan takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed (e.g., the Nasdaq).

Poland
Exchange Control Notice
If Participant maintains bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, he or she will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on special forms available on the website of the National Bank of Poland. In addition, any transfer of funds in excess of EUR15,000 into or out of Poland must be effected through a bank account in Poland. Lastly, Participant is required to store all documents connected with any foreign exchange transactions that he or she engages in for a period of five years, as measured from the end of the year in which such transaction occurred.

Singapore
Securities Law Notice
The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The RSUs are subject to section 257 of the SFA and Participant will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made (a) more than six months after the date of grant or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

CEO and Director Reporting Requirement Notice
If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singaporean Parent, Subsidiary or Affiliate (a “Singaporean Entity”), he or she is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Entity in writing when he or she receives or dispose of an interest (e.g., RSUs, Shares) in the Company or any related companies. These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming the CEO or a director, associate director or shadow director.

Exit Tax / Deemed Vesting Rule
If Participant is (a) neither a Singapore citizen nor a Singapore permanent resident, and he or she (i) intends to leave Singapore for any period exceeding three months, (ii) will be posted overseas on a secondment, or (iii) are about to cease employment with the Singaporean Entity with which Participant was employed at the time of grant, regardless of whether he or she intends to remain in Singapore, or (b) a Singapore permanent resident, and Participant (i) intends to leave Singapore for any period exceeding three months, (ii) will be posted overseas on a secondment or (iii) are about to cease employment with the Singaporean Entity with which he or she was employed at the time of grant and intend to leave Singapore on a permanent basis, Participant may be subject to an exit tax upon his or her departure from Singapore or cessation of employment, as applicable. In such case, Participant will be taxed on his or her Award on a “deemed vesting” basis, i.e., Participant will be deemed to have vested in his or her RSUs on the later of (A) one month before the date he or she departs Singapore or cease employment, or (B) the date on which his or her RSUs were granted. If Participant is subject to the exit tax, he or she acknowledges and agrees that the Employer will report details of Participant’s departure from Singapore or cessation of employment to the Inland Revenue Authority of Singapore and will withhold any income payable to him or her for a period of up to 30 days. Participant should consult with a personal tax advisor in the event he or she may be subject to these exit tax rules.

South Africa
Taxes
This provision supplements Section 6 of the Agreement and the Taxes provision in the "All Non-U.S. Jurisdictions" section of this Addendum:

By accepting the RSUs, Participant agrees that, immediately upon vesting of the RSUs, Participant will notify his or her employer of the amount of any gain realized. If Participant fails to advise his or her employer of the gain realized upon vesting, Participant may be liable for a fine. Participant will be solely responsible for paying any difference between the actual tax liability and the amount withheld by his or her employer.

Securities Law Notice
In compliance with South African securities law, the documents listed below are available for review at the addresses listed below:

•    The Company’s most recent annual financial statement:
https://investor.fb.com/.
•    The Company’s most recent Plan prospectus:
http://www.schwab.com/facebook

A hard copy of the above documents will be sent to Participant free of charge upon written request to: peeps@fb.com.

Exchange Control Notice
Participant is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control laws change frequently and without notice, Participant should consult his or her legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure his or her compliance with current regulations.

Spain
Nature of Grant
This provision supplements Section 15 of the Agreement:

Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs to individuals who may be employees of the Company or a Parent, Subsidiary or Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent, Subsidiary or Affiliate on an ongoing basis other than as stated in this Agreement. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares to be issued upon vesting of the RSUs are not part of any employment contract (either with the Company or any Parent, Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right. Further, Participant understands that the RSUs would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs and any right to the Shares shall be null and void.
Participant understands and agrees that, as a condition of the grant of the RSUs, Termination for any reason (including the reasons listed below) will automatically result in the loss of the RSUs that may have been granted to Participant and that have not vested as of date of Termination as described in Section 5 of the Agreement. In particular, Participant understands and agrees that any unvested RSUs as of the date of Termination will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of a Termination by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Participant’s employer and under Article 10.3 of the Royal Decree 1382/1985. Participant acknowledges that he or she has read and specifically accepts the conditions referred to in Section 5 of the Agreement.
Exchange Control Notice
The acquisition, ownership and disposition of Shares must be declared for statistical purposes to the Spanish “Dirección General de Comercio e Inversiones” (the DGCI), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be made by filing a D-6 form each January for Shares purchased or sold during (or owned by Participant as of December 31) of the prior year; however, if the value of Shares acquired or sold exceeds €1,502,530 (or Participant holds 10% or more of the share capital of the Company or such other amount that would entitle him or her to join the Company’s Board of Directors), the declaration must also be filed within one month of the acquisition or sale, as applicable.

In addition, Participant may be required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, any foreign instruments (including Shares), and any transactions with non-Spanish residents (including any payments of Shares made to Participant by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. Participant should consult with his or her personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.

Foreign Asset/Account Reporting Notice
To the extent that Participant holds assets or rights outside of Spain (e.g., Shares or cash held in a brokerage or bank account) with a value in excess of €50,000 per asset type as of December 31 (or at any time during the year in which the asset is sold), he or she will be required to report information on such assets or rights on his or her tax return (tax form 720) for such year. After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported assets or rights increases by more than €20,000, or if the ownership of such assets or rights is transferred or relinquished during the year. The report must be completed by March 31.

Sweden	There are no country-specific provisions.

Switzerland
Securities Law Notice
The award of RSUs is considered a private offering in Switzerland; therefore, it is not subject to registration. Participant should note that neither this document nor any other materials relating to the RSUs (i) constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland, and (iii) have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority).

Taiwan
Exchange Control Notice
Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US $5,000,000 per year. If the transaction amount is TWD 500,000 or more in a single transaction, he or she must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US $500,000 or more, Participant may be required to provide additional supporting documentation to the satisfaction of the remitting bank.

Thailand
Exchange Control Notice
If Participant receives proceeds from the sale of Shares in excess of US$50,000 in a single transaction, he or she must immediately repatriate the funds to Thailand and convert the funds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. Participant must also report the inward remittance by submitting the Foreign Exchange Transaction Form to an authorized agent.

United Arab Emirates
Securities Law Notice
The Plan is only being offered to qualified employees and is in the nature of providing equity incentives to employees of the Company’s Subsidiary in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Participant should conduct his or her own due diligence on the RSUs offered pursuant to this Agreement. If Participant does not understand the contents of the Plan and/or the Agreement, he or she should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Further, the Ministry of the Economy and the Dubai Department of Economic Development have not approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

United Kingdom
Settlement
This provision supplements Section 1 of the Agreement:

Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall be in Shares and not, in whole or in part, in the form of cash.

Taxes
This provision supplements Section 6 of the Agreement and the Taxes provision in the "All Non-U.S. Jurisdictions" section of this Addendum:

Without limitation to Section 6 of the Agreement, Participant agrees to be liable for any Tax-Related Items related to his or her participation in the Plan and legally applicable to Participant and hereby covenants to pay any such Tax-Related Items, as and when requested by the Company or the Employer or Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is an executive officer or director and the income tax is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit.

NICs Joint Election
As a condition of, and in consideration for, participation in the Plan and vesting of the RSUs and issuance of Shares or any benefit in connection with the RSUs, Participant agrees to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items (“Employer NICs”). Without limitation to the foregoing, by accepting the RSUs (whether in writing, electronically or otherwise) including the receipt of Shares or any other benefit relating to the RSUs, Participant explicitly accepts the terms of and enters into the Form of Election to Transfer the Employer’s Secondary Class 1 National Insurance Liability to the Employee, the form of such joint election being formally approved by HMRC (the “NICs Joint Election”), as provided for in Annex 1 to this Addendum to the Agreement. Participant further agrees to accept any other required consent, elections or other joint elections as may be required by the Company between Participant and the Company and/or the Employer or any successor to the Company and/or the Employer.

If Participant does not enter into a NICs Joint Election prior to the vesting of his/her RSUs or any other event giving rise to Tax-Related Items, or if the NICs Joint Election is revoked at any time by HMRC, then unless the Company determines otherwise as provided below, the RSUs shall cease vesting and shall become null and void and no Shares will be issued under the Plan (and no other benefit will be provided in connection with the RSUs), without any liability to the Company and/or the Employer.

Participant shall indemnify the Company and/or the Employer against any Employer NICs and, if the Company so determines, the Company shall allow vesting of the RSUs notwithstanding the absence of a valid NICs Joint Election, and Participant agrees that, in such circumstances, the Company and/or the employer may recover the amount of any Employer NICs by way of withholding in accordance with Section 6 of the Agreement.

Participant further agrees that the Company and/or the Employer may collect the Employer NICs from Participant by any of the means set forth in Section 6 of the Agreement.

ANNEX 1

FACEBOOK INC.
2012 EQUITY INCENTIVE PLAN
Restricted Stock Unit Awards
for Employees in the United Kingdom

FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE
1.    Parties

This Election is between:

(A)
The named Participant (the “Employee”), who is employed by the employing company set out in the attached schedule (the “Employer”), and who is eligible to receive Restricted Stock Units (“RSUs”) pursuant to the terms and conditions of the Facebook, Inc. 2012 Equity Incentive Plan (the “Plan”), and

(B)	Facebook, Inc. of 1601 Willow Road, Menlo Park, California 94025, U.S.A. (the “Company”) which may grant RSUs under the Plan and is authorized to enter this Election on behalf of the Employer.
2.    Purpose of Election

2.1
This Election relates to the Employer’s secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a "Taxable Event" pursuant to section 4(4)(a) of the Social Security Contributions and Benefits Act 1992, including:

(i)	the acquisition of securities pursuant to the RSUs including any dividend equivalents paid out in securities of the Company (pursuant to section 477(3)(a) ITEPA); and/or

(ii)	the assignment or release of the RSUs in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

(iii)	the receipt of a benefit in connection with the RSUs other than a benefit within (i) or (ii) above (pursuant to section 477(3)(c) ITEPA).
In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2
This Election applies to all RSUs granted to the Employee under the Plan, including any dividend equivalents paid out in securities of the Company with respect to the RSUs, on or after 23 April 2012 up to the termination date of the Plan.

2.3
This joint election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

2.4	This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the

Social Security Contributions and Benefits Act 1992, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
3.    The Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by accepting (whether in writing, electronically or otherwise) this Election he or she will become personally liable for the Employer’s Liability covered by this Election.
4.    Payment of the Employer’s Liability

4.1	The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or

(iv)	through any other method as set forth in the award agreement entered into between the Employee and the Company.

4.2	The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee until full payment of the Employer’s Liability is received.

4.3
The Company agrees to remit the Employer’s Liability to Her Majesty’s Revenue and Customs (“HMRC”) on behalf of the Employee within fourteen (14) days after the end of the U.K. tax month during which the Taxable Event occurs.

5.    Duration of Election

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2    This Election will continue in effect until the earliest of the following:

(i)	such time as both the Employee and the Company agree that it should cease to have effect;

(ii)	on the date the Company serves notice on the Employee terminating its effect;

(iii)	on the date the HMRC withdraws approval of this Form of Election; or

(iv)	on the date the Election ceases to have effect in accordance with its terms in respect of any outstanding RSUs granted under the Plan.

Agreed to by the Employee by electronically accepting this award of RSUs.

Agreed to by Facebook, Inc.

Schedule to Form of Election – Employing Companies

The employing companies to which this Form of Election relates are:
Facebook UK Limited

Registered Office:	Gladstone House, 77-79 High Street Egham, Surrey, TW20 9HY
Corporation Tax District:	Central London Area
Corporation Tax Reference:	623/29534 12978
PAYE District:	Lothians Area
PAYE Reference:	846/BA09294